Exhibit 10.2

Cheniere Energy Partners, L.P.

Class B Unit Purchase Agreement

Houston, Texas
May 14, 2012

Cheniere LNG Terminals, Inc.
700 Milam Street, 8th Floor
Houston, Texas 77002

Ladies and Gentlemen:

Cheniere Energy Partners, L.P., a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to directly sell (the “Offering”) to Cheniere LNG Terminals, Inc., a Delaware corporation (“Purchaser”), up to 33,333,334 Class B Units (the “Purchased Units”), each representing a limited partner interest in the Partnership (“Common Units”). Certain terms used herein are defined in Section 14 hereof. Cheniere Energy Partners GP, LLC is referred to herein as the “General Partner,” and the General Partner, together with the Partnership, is referred to collectively herein as the “Cheniere Entities”.

This is to confirm the agreement among the Partnership and Purchaser concerning the purchase of the Purchased Units from the Partnership by the Purchaser.

1. Representations and Warranties of the Partnership. The Partnership represents and warrants to, and agrees with, the Purchaser as set forth below in this Section 1.

(a) Formation and Qualification of the Cheniere Entities. Each of the Cheniere Entities has been duly formed and is validly existing in good standing under the laws of the State of Delaware with all limited liability company or limited partnership, as the case may be, power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged and (i) in the case of the General Partner, to act as general partner of the Partnership, and (ii) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each of the General Partner and the Partnership is duly registered or qualified to do business and is in good standing as a foreign limited liability company or limited partnership, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification or registration, except where the failure to so qualify or register would not (i) individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Partnership and its subsidiaries, taken as a whole (an “CQP Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.

(b) Valid Issuance of the Purchased Units. The Purchased Units and the limited partner interests represented thereby, will be duly authorized in accordance with the Amended Partnership Agreement and, when issued and delivered to the Purchaser against payment therefor in accordance with the terms hereof and the Amended Partnership Agreement, will be validly issued, fully paid (to the extent required under the Amended Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). Upon their issuance in accordance with the Amended Partnership Agreement, the common units representing limited partner interests of the Partnership issuable upon conversion of the Purchased Units (the “Conversion Units”), will be duly authorized, validly issued, fully paid (to the extent required under the Amended Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
(c) Authority. Each of the Cheniere Entities has all requisite limited liability company and limited partnership power and authority, as the case may be, to execute and deliver this Agreement for itself or on behalf of the Partnership and for the Partnership to perform its obligations hereunder. The Partnership has all requisite power and authority to issue, sell and deliver the Purchased Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Amended Partnership Agreement.
(d) Authorization, Execution and Delivery of Agreements. This Agreement has been duly authorized, validly executed and delivered by the Partnership and constitutes the valid and binding obligation of the Partnership, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(e) No Conflicts. None of the (i) offering, issuance and sale by the Partnership of the Purchased Units (including upon the conversion of the Purchased Units into Conversion Units), (ii) the execution, delivery and performance of this Agreement by the Partnership, or (iii) consummation of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a violation of any organizational documents of any of the Cheniere Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which either of the Cheniere Entities is a party or by which either of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, arbitrator or governmental agency or body having jurisdiction over either of the Cheniere Entities, or any of their respective properties or assets, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Cheniere Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B) or (D), would, individually or in the aggregate, have an CQP Material Adverse Effect.

(f) Investment Company. None of the Cheniere Entities is now, or immediately after the sale of the Purchased Units and application of the net proceeds from such sale as approved by the board of directors of the General Partner will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(g) Absence of Certain Actions. No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance or sale of the Purchased Units in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to any of the Cheniere Entities which would prevent or suspend the issuance or sale of the Purchased Units; no action, suit or proceeding is pending against or, to the knowledge of the Cheniere Entities, threatened against or affecting any of the Cheniere Entities before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Purchased Units or in any manner draw into question the validity or enforceability of this Agreement or any action taken or to be taken pursuant hereto.
2. Representations of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Partnership as set forth below in this Section 2.
(a) Formation and Qualification of the Purchaser. The Purchaser has been duly formed and is validly existing in good standing under the laws of the State of Delaware with all corporate or limited liability company power and authority, as applicable, necessary to own or hold its properties and conduct the businesses in which it is engaged and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.
(b) Authority. The Purchaser has all requisite corporate or limited liability company power and authority, as applicable, to execute and deliver this Agreement and to perform its obligations hereunder.
(c) Authorization, Execution and Delivery of Agreements. This Agreement has been duly authorized, validly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(d) No Conflicts. Neither the execution, delivery and performance of this Agreement by the Purchaser nor the consummation of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the organizational documents of the Purchaser, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Purchaser is a party or by which it or any of its respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, arbitrator or governmental agency or body having jurisdiction over the Purchaser, or any of its properties or assets, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Purchaser, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B) or (D), would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Purchaser.
(e) Accredited Investor, Etc. The Purchaser is an accredited investor, as defined in Rule 501 under the Securities Act of 1933, as amended. The Purchaser is making this investment for its own account and not for the account of others and is not buying the Purchased Units with the present intention of reselling them. The Purchaser has conducted its own diligence regarding its investment in the Purchased Units and has sought such accounting, legal and tax advice as the Purchaser considers necessary to make an informed investment decision with respect to the Purchased Units. The Purchaser is experienced in investment and business matters (or has been advised by an investment adviser who is so experienced), understands fully the nature of the risk involved in its investment in the Purchased Units acquired hereunder and is financially able to assume such risks.

3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Partnership, 33,333,334 Purchased Units for a purchase price of $15.00 per Purchased Unit.

4. Delivery and Payment. Delivery of and payment for any Purchased Units not purchased by the Purchaser prior to the date thereof shall be made on such Business Day that the conditions set forth in Section 5 have been satisfied (such date and time of delivery and payment for Purchased Units being herein called the “Closing Date”); provided, however, that if requested by the Partnership and agreed to by the Purchaser, the Purchaser may elect to purchase some or all of the Purchased Units prior to the satisfaction of the conditions set forth in Section 5. Delivery of the Purchased Units shall be made to the Purchaser against payment by the Purchaser of the purchase price therefor to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. The Partnership shall deliver original unit certificates representing the Purchased Units, duly executed by the Partnership, unless the Purchaser shall otherwise instruct.

5. Conditions to Closing.

(a)     The obligations of each of the Purchaser and the Partnership to purchase and sell, respectively, the Purchased Units shall be subject to satisfaction of the following conditions (any or all of which may be waived by a particular party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable law), as of the Closing Date:

(i)    No statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any governmental authority which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits or seeks to prohibit the consummation of the sale and purchase of the Purchased Units;

(ii) There shall not be pending any suit, action or proceeding by any third party that is not a governmental authority which seeks to restrain, preclude, enjoin or prohibit the purchase and sale of the Purchased Units and, in each case, has a reasonable probability of success on the merits; and

(iii) The “Initial Funding” under the Unit Purchase Agreement shall have occurred or be occurring simultaneously on the Closing Date.

(b)    The obligations of the Purchaser to purchase the Purchased Units shall be subject to the satisfaction of the following conditions (any or all of which may be waived by the Purchaser in writing, in whole or in part, to the extent permitted by applicable law), as of the Closing Date:

(i)    The representations and warranties of the Partnership contained in this Agreement (other than Section 1(e)(iii)(B)) shall be true and correct as of the Closing Date as if made on the Closing Date (other than the representations and warranties as of a specified date, which shall be true and correct on and as of such date) without giving effect to any limitation as to materiality or CQP Material Adverse Effect set forth therein, except to the extent that any breaches of such representations and warranties, individually or in the aggregate, have not had, or would not reasonably be expected to have, a CQP Material Adverse Effect;

(ii) The Partnership shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing Date;

(iii) The Amended Partnership Agreement shall have been duly executed by the General Partner and shall be in full force and effect; and

(iv) The Registration Rights Agreement shall have been duly executed by the Partnership and shall be in full force and effect.

(c)    The obligations of the Partnership to sell the Purchased Units shall be subject to the satisfaction of the following conditions (any or all of which may be waived by the Seller in writing, in whole or in part, to the extent permitted by applicable law), as of the Closing Date:

(i)    All of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the Closing Date as if made on the Closing Date (other than the representations and warranties as of a specified date, which shall be true and correct on and as of such date) without giving effect to any limitation as to materiality set forth therein, except to the extent that any breaches of such representations and warranties, individually or in the aggregate, have not had, or would not reasonably be expected to cause, a delay in the

Closing Date or impair the Purchaser's ability to perform its obligations under this Agreement; and

(ii) The Purchaser shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing Date.

6. Termination

(a)    This Agreement may be terminated and the purchase and sale of the Purchased Units abandoned at any time prior to the Closing Date:

(i) by mutual written consent of the Purchaser and the Partnership;

(ii) by written notice by either the Purchaser or the Partnership if the Closing Date has not occurred by December 31, 2012 (the “Outside Date”); provided, however, that the foregoing right to terminate this Agreement shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date;

(iii) by either the Purchaser or the Partnership if a governmental entity shall have issued an order, writ, injunction or decree or taken any other action, in each case permanently restraining, enjoining, or otherwise prohibiting the purchase or sale of the Purchased Units; or

(iv) by either the Purchaser or the Partnership in the event of a material breach by the Partnership or the Purchaser, respectively, of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition precedent of the Purchaser or the Partnership, respectively, and (B) cannot be or has not been cured within the earlier of (x) 30 days following receipt by the breaching party of written notice of such breach and (y) the Business Day immediately preceding the Outside Date.

(b) Upon termination of this Agreement pursuant to this Section 6, the undertakings of the parties set forth in this Agreement shall forthwith be of no further force and effect; provided, however, that no such termination shall relieve any party of any liability for willful material breach of any term or provision hereof.

7. Survival. All of the representations, warranties and covenants of the parties to this Agreement shall terminate on the Closing Date and there shall be no liability on the part of any party to this Agreement thereafter with respect thereto, except for the representations and warranties set forth in Sections 1(b), 1(c), 1(d), 2(b) and 2(c), which shall survive indefinitely.

8. Notices. All communications hereunder will be in writing and effective only upon receipt, and, if sent to the Purchaser, will be mailed or delivered to Cheniere Common Units Holding, LLC, 700 Milam Street, 8th Floor, Houston, Texas 77002, Attention: Chief Financial Officer; or, if sent to the Partnership, will be mailed or delivered to Cheniere Energy Partners, L.P., 700

Milam Street, 8th Floor, Houston, Texas 77002, Attention: Chief Financial Officer.

9. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, and no other person will have any right or obligation hereunder. The Purchaser shall have the right, in its sole discretion, to assign all of its rights and obligations under this Agreement to a directly or indirect wholly owned subsidiary of the Purchaser.

10. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF DELAWARE.

11. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.

12. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

13. Amendment. This Agreement may only be amended by written instrument signed by the parties hereto.

14. Severability. If any term of this Agreement is found to be invalid, illegal, or incapable of being enforced under applicable law or public policy, such term shall be deemed amended to the minimum extent possible to make such term valid, legal and enforceable, and if such term is not capable of being so amended, it shall be deemed excised from this Agreement, and the other terms and conditions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transaction contemplated hereby are not affected in any manner materially adverse to any party.

15. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Amended Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Cheniere Energy Partners, L.P., substantially in the form attached to the Unit Purchase Agreement as Exhibit B.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in Houston, Texas.

“Commission” means the Securities and Exchange Commission.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

“Registration Rights Agreement” means the Investors' and Registration Rights Agreement, among the Partnership, the General Partner, Blackstone CQP Holdco LP, the Purchaser and the other investors party thereto, substantially in the form attached to the Unit Purchase Agreement as Exhibit D.

“Unit Purchase Agreement” means the Unit Purchase Agreement dated as of the date of this Agreement, among the Partnership, Cheniere Energy, Inc. and Blackstone CQP Holdco LP.

[Signature Pages to Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership and the Purchaser.

Very truly yours,

the "Partnership"

CHENIERE ENERGY PARTNERS, L.P.

By:	Cheniere Energy Partners GP, LLC,
its general partner

	By:	/s/ Meg A. Gentle
Meg A. Gentle
Chief Financial Officer

[Signature Page to Unit Purchase Agreement of Cheniere Energy Partners, L.P. ]

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

“Purchaser”

CHENIERE LNG TERMINALS, INC.

By:	/s/ Meg A. Gentle
Meg A. Gentle
Chief Financial Officer

[Signature Page to Unit Purchase Agreement of Cheniere Energy Partners, L.P.]